Exhibit 1.1

Execution Version

West Corporation

Common Stock, Par Value $0.001 per Share

Underwriting Agreement

June 18, 2015

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Certain stockholders named in Schedule I hereto (the “Selling Stockholders”) holding Common Stock, par value $0.001 per share (“Stock”), of West Corporation, a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to Morgan Stanley & Co. LLC (the “Underwriter”) an aggregate of 7,000,000 shares of Stock of the Company (the “Firm Shares”) and, at the election of the Underwriter, up to 1,050,000 additional shares of Stock (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriter elects to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

The Company has entered into an agreement with the Selling Stockholders, dated as of June 18, 2015 (the “Stock Repurchase Agreement”), pursuant to which the Company has agreed to repurchase from the Selling Stockholders at the First Time of Delivery (as defined in Section 4(a) hereof) in a private, non-underwritten transaction, 1,000,000 shares of the Company’s Stock at the price per share set forth in Section 2(a) hereof (the “Concurrent Stock Repurchase”). The Concurrent Stock Repurchase is conditioned upon the consummation of the offering of the Shares pursuant to this underwriting agreement (this “Agreement”) and the other terms and conditions set forth in the Stock Repurchase Agreement. The closing of the offering of the Shares is not contingent on the closing of the Concurrent Stock Repurchase.

1. (a) The Company represents and warrants to, and agrees with, the Underwriter that:

(i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-202622) in respect of the Stock, including the Shares, has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective under the Act upon filing; and no stop order suspending the effectiveness of such registration statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the base prospectus filed as part of such Registration Statement is hereinafter called the “Base Prospectus”; the preliminary prospectus supplement relating to the Shares filed with the Commission immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) pursuant to Rule 424(b) under the Act is hereinafter called the “Preliminary Prospectus”; the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Base Prospectus, the Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; the Base Prospectus and the Preliminary Prospectus, together with the information included in Schedule II(c) hereto and each “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares (each an “Issuer Free Writing Prospectus”), other than any Issuer Free Writing Prospectus set forth in Schedule II(a) hereto, is hereinafter called the “Pricing Disclosure Package”);

(ii) No order preventing or suspending the use of the Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty in this Section 1(a)(ii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(a) hereof);

(iii) For the purposes of this Agreement, the “Applicable Time” is 4:19 p.m. (Eastern time) on the date of this Agreement; the Pricing Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Preliminary Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty in this Section 1(a)(iii) shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(a) hereof);

(iv) The documents incorporated by reference in the Preliminary Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representation and warranty in this Section 1(a)(iv) shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(a) hereof); and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representation and warranty in this Section 1(a)(v) shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(a) hereof);

(vi) The Company and its subsidiaries, taken as a whole, have not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus; and, since the respective dates as of which information is given in the Preliminary Prospectus, there has not been any change in the capital stock (other than as a result of the grant or exercise of stock options or award shares of restricted stock pursuant to employee benefit plans existing on the date of this Agreement and described in the Preliminary Prospectus or Prospectus) or any net increase in the long-term debt of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectus;

(vii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Preliminary Prospectus or such as would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and each subsidiary of the Company listed on Schedule III hereto (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except as would not have a Material Adverse Effect;

(ix) The Company has an authorized capitalization as set forth in the Preliminary Prospectus and all of the issued shares of capital stock of the Company, including the Shares, have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Preliminary Prospectus and Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except for directors’ qualifying shares and except as otherwise set forth in the Preliminary Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens arising under the Company’s existing secured indebtedness described in the Preliminary Prospectus and the Prospectus); and, except as set forth in the Preliminary Prospectus, the stockholders of the Company have no preemptive or similar rights;

(x) [Reserved];

(xi) The sale of the Shares to be sold by the Selling Stockholders and the compliance by the Company with this Agreement and the consummation by the Company of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the certificate of incorporation or by-laws of the Company or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the cases of clauses (i) and (iii) above, for conflicts, breaches, violations or defaults that would not have, individually or in the aggregate, a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws and the approval of the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements in connection with the purchase and distribution of the Shares by the Underwriter;

(xii) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii) above, to the extent that any such default would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii) The statements set forth in the Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Stockholders”, insofar as they purport to describe the provisions of the laws referred to therein, fairly and accurately summarize such provisions in all material respects;

(xiv) Other than as set forth in the Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xv) The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(xvi) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not and is not an “ineligible issuer”, as defined under Rule 405 under the Act;

(xvii) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xviii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles; and the Company’s internal control over financial reporting is effective;

(xix) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and regulations applicable thereto;

(xx) Since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxi) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure;

(xxii) All disclosures contained in the Registration Statement or Preliminary Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(xxiii) This Agreement has been duly authorized, executed and delivered by the Company;

(xxiv) Except as would not reasonably be expected to have a Material Adverse Effect, and except as described in the Preliminary Prospectus: the properties, assets and operations of the Company are in compliance in all material respects with all applicable Environmental Laws; the Company is not the subject of any federal, state, or local investigation pursuant to Environmental Laws; and the Company has not received any written notice or claim pursuant to Environmental Laws; for the purpose of this paragraph, “Environmental Laws” means all federal, state, and local laws, statutes, codes, ordinances, rules, regulations, directives, permits, licenses, or orders relating to the natural environment, or employee health or safety, including, but not limited to, any law, statute, code, ordinance, rule, regulation, directive, permit, license or order relating to (1) the release, discharge or emission of any pollutant into the natural environment, (2) damage to any natural resource, (3) the use, handling or disposal of any chemical substance or (4) workplace or worker safety and health, as such requirements are promulgated by the specifically authorized governmental authority responsible for administering such requirements, or imposed by judicial order or fiat;

(xxv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate of the Company or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or, to the knowledge of the Company, indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) taken any action, directly or, to the knowledge of the Company, indirectly, that would result in, or is aware of, a material violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and, to the knowledge of the Company, its controlled affiliates have conducted their businesses on behalf of the Company in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(xxvi) The operations of the Company and its subsidiaries are in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except in each case as would not reasonably be expected to have a Material Adverse Effect;

(xxvii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or of any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (“Sanctions”); and the Company will not directly or, to the knowledge of the Company, indirectly use the proceeds of the offering contemplated hereby, (i) or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions or (ii) in any other manner that would reasonably be expected to result in a violation by any person of Sanctions;

(xxviii) Except as described in the Preliminary Prospectus, the operations of the Company are in compliance with all federal and state laws, regulations, orders and decrees applicable to the Company’s receivables management business, except for such failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries have filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Preliminary Prospectus and have paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Preliminary Prospectus;

(xxix) The Shares have been duly listed for trading on NASDAQ Global Select Market (the “Exchange”); and

(xxx) Neither the Company nor, to the Company’s knowledge, any affiliate of the Company (other than the Selling Stockholders) has taken, nor will the Company or, to the Company’s knowledge, any affiliate (other than the Selling Stockholders) take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any equity or equity-linked security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act in connection with the offering or sale of the Shares or the Concurrent Stock Repurchase.

(b) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, the Underwriter and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, or will be obtained prior to the Time of Delivery (as defined in Section 4(a) hereof), except such consents, approvals, authorizations and orders as may be required by FINRA or under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriter, or as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject; (B) result in any violation of the provisions of the certificate of incorporation, by-laws, partnership agreement or other governing organizational document of such Selling Stockholder; or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder except in the case of (A) and (C), as would not, individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Stockholder or reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

(iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) such Selling Stockholder will have, valid and unencumbered title to the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery (as defined in Section 4(a) hereof) and, upon delivery of such Shares and payment therefor pursuant hereto, valid and unencumbered title to such Shares will pass to the Underwriter;

(iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any equity or equity-linked security of the Company to facilitate the sale or resale of the Shares; and

(v) To the extent that any statements or omissions made in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, it being understood and agreed that the only information furnished by such Selling Stockholder consists of the name of such Selling Stockholder and the address, the amount of shares of Stock held by such Selling Stockholder prior to the offering and the other information with respect to such Selling Stockholder that appears in the footnotes under the caption “Selling Stockholders” in the Preliminary Prospectus and the Prospectus (the “Selling Stockholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading.

2. Subject to the terms and conditions set forth herein, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholders, at a purchase price per share of $30.36, the Firm Shares and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that number of Optional Shares as to which such election shall have been exercised.

The Selling Stockholders hereby grant, severally and not jointly, to the Underwriter the right to purchase at its election up to 1,050,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares of Stock in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Firm Shares to be sold by the Selling Stockholders as set forth in Schedule I hereto initially in proportion to the maximum number of Firm Shares to be sold by each Selling Stockholder as set forth in Schedule I hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholders and the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you, the Selling Stockholders and the Company otherwise agree in writing, earlier than three business days or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by the Underwriter hereunder shall be delivered by or on behalf of the Selling Stockholders to the Underwriter, through the facilities of The Depositary Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholders to the Underwriter at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on June 24, 2015 or such other time and date as the Underwriter and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Underwriter in the written notice given of the Underwriter’s election to purchase such Optional Shares, or such other time and date as the Underwriter and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(m) hereof, will be delivered at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, and the Shares will be made available through DTC, all at such Time of Delivery. Electronic copies of the documents to be delivered pursuant to the preceding sentence will be exchanged for review by the parties hereto by 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you and the Selling Stockholders, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you and the Selling Stockholders, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date of this Agreement and continuing to and including the date 45 days after the date of the Prospectus (the “Lock-Up Period”), without your prior written consent, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating thereto, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (i) pursuant to employee benefit plans existing on, or upon the vesting, conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (ii) the filing of one or more registration statements with the Commission on Form S-8 with respect to shares of Stock issued or issuable under any equity compensation plan in effect on the date hereof and (iii) the registration under the Act and issuance by the Company of securities in connection with any acquisitions or strategic investments by the Company or any of its subsidiaries, so long as any such issuances under this clause (iii): (x) are conditioned upon the execution by the recipients of an agreement of a type consistent with the lock-up letter described in Section 8(k) hereof and (y) shall not exceed 10% of the total number of shares of Stock outstanding on the date hereof);

(h) [Reserved];

(i) [Reserved];

(j) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(k) To use its best efforts to maintain the listing of the Shares on the Exchange;

(l) [Reserved]; and

(m) Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6. (a) The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing

Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that the representation and warranty in this Section 6(c) shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(a) hereof); and

(d) Each Selling Stockholder agrees, in order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, to deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

7. The Company and each of the Selling Stockholders covenants and agrees with the Underwriter that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Shares under the Act; (ii) all other Company expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the blue sky survey (which fees and disbursements of counsel shall not exceed $5,000); (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Shares (which fees and disbursements of counsel shall not exceed $15,000); (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) except as otherwise agreed between the Company and the Selling Stockholders, including pursuant to any registration rights agreement, such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder; (ii) the underwriting discount and commission, if any, associated with the Shares sold by such Selling Stockholder; and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriter hereunder. In connection with clause (b)(iii) of the preceding sentence, the Underwriter agrees to pay New York State stock transfer taxes associated with the transfer of the Shares, and such Selling Stockholder agrees to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that except as provided in this Section and Sections 9 and 13 hereof, the Underwriter will pay all of its own costs and expenses, including (i) the fees and expenses of its counsel; (ii) stock transfer taxes on resale of any of the Shares by it; (iii) the travel and lodging expenses of the Underwriter and 50% of the cost of any aircraft chartered in connection with any “road show” undertaken in connection with the offering; and (iv) any advertising expenses connected with any offers it may make.

8. The obligations of the Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery (or any other such date as expressly indicated below), true and correct, the condition that the Company and the Selling Stockholders shall have performed in all material respects all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cahill Gordon & Reindel LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Sidley Austin LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in the form attached as Annex I hereto;

(d) David C. Mussman, General Counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in the form attached as Annex II hereto;

(e) Weil, Gotshal & Manges LLP, counsel for certain of the Selling Stockholders, shall have furnished to you their written opinion with respect to each Selling Stockholder for whom they are acting as counsel in the form agreed to on the date hereof, dated such Time of Delivery;

(f) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for certain of the Selling Stockholders, shall have furnished to you their written opinion with respect to each Selling Stockholder for whom they are acting as counsel in the form agreed to on the date hereof, dated such Time of Delivery;

(g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(h) (i) The Company and its subsidiaries, taken as a whole, shall not have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus; and (ii) since the respective dates as of which information is given in the Preliminary Prospectus, there shall not have been any change in the capital stock (other than as a result of the grant or exercise of stock options or award shares of restricted stock pursuant to employee benefit plans existing on the date of this Agreement and described in the Preliminary Prospectus or Prospectus) or any net increase in the long-term debt of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from each of the persons and the Selling Stockholders listed on Schedule IV hereto, substantially to the effect set forth in Section 5(g) hereof in form and substance satisfactory to you;

(l) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, reasonably satisfactory to you as to (i) the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, (ii) the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, (iii) in the case of the Company, as to the matters set forth in subsections (a) and (h) of this Section 8 and (iv) as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless the Underwriter and each Selling Stockholder, each person, if any, who controls the Underwriter or any Selling Stockholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter and any Selling Stockholder within the meaning of Rule 405 under the Act (each, an “Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Preliminary

Prospectus, (iv) the Prospectus, or any amendment or supplement thereto, (v) any Issuer Free Writing Prospectus or (vi) any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Base Prospectus, the Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading, and, subject to the provisions of Section 9(d) hereof, will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to the Underwriter, any person who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act or any affiliate of the Underwriter within the meaning of Rule 405 under the Act, in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Preliminary Prospectus, (iv) the Prospectus, or any amendment or supplement thereto, or (v) any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood that the only information furnished to the Company for such use is the third and tenth paragraphs and the fifth and sixth sentences of the fourteenth paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus (the “Underwriter Information”); provided, further, that the Company shall not be liable to any Selling Stockholder, any person who controls any Selling Stockholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act or any affiliate of any Selling Stockholder within the meaning of Rule 405 under the Act in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Preliminary Prospectus, (iv) the Prospectus, or any amendment or supplement to any of the foregoing, or (v) any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Selling Stockholder Information.

(b) Each of the Selling Stockholders, severally but not jointly, will indemnify and hold harmless the Underwriter and the Company, each officer and director of the Underwriter and the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each person, if any, who controls the Underwriter or the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter and the Company within the meaning of Rule 405 under the Act (each, a “Selling Stockholder Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Preliminary Prospectus, (iv) the Prospectus, or any amendment or supplement thereto, or (v) any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Base Prospectus, the Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Preliminary Prospectus, (iv) the Prospectus, or any amendment or supplement thereto, or (v) any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information; and, subject to the provisions of Section 9(d) hereof, will reimburse each Selling Stockholder Indemnified Party for any legal or other expenses reasonably incurred by such Selling Stockholder Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Preliminary Prospectus, (iv) the Prospectus, or any amendment or supplement thereto, or (v) any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder and the public offering price of the Shares as set forth in the Prospectus, less all underwriting discounts and commissions relating to the Shares sold by such Selling Stockholder (but before giving effect to expenses) (the “Selling Stockholder Net Proceeds”).

(c) The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will, subject to the provisions of Section 9(d) hereof, reimburse the Company and such Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent the indemnifying party is prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the Selling Stockholder Net Proceeds exceed the amount of any damages which the Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to the number of Shares set forth opposite each Selling Stockholder’s name in Schedule I hereto and not joint.

(f) (i) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have; (ii) the obligations of each Selling Stockholder under this Section 9 shall be in addition to any liability which such Selling Stockholder may otherwise have; and (iii) and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Selling Stockholder and the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. [Reserved]

11. [Reserved]

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder and shall survive delivery of and payment for the Shares.

13. If any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, each of the Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder hereunder) will reimburse the Underwriter for all out-of-pocket expenses, approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail or facsimile transmission to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate

Desk, with a copy to the Legal Department; if to any Selling Stockholder or any other signatory to a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail or facsimile transmission to such signatory at its address set forth in Schedule IV hereto; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; with a copy (which shall not constitute notice) to Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603, Attention: Jonathan C. Babb. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Selling Stockholders, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriter, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company, each Selling Stockholder and the Underwriter agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company, each Selling Stockholder and the Underwriter agrees to submit to the jurisdiction of, and to venue in, such courts.

20. The Company, each Selling Stockholder and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us eight original counterparts hereof and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and each of the Selling Stockholders.

[Remainder of Page Intentionally Left Blank.]

Very truly yours,

WEST CORPORATION

By:	/s/ Thomas B. Barker

Name:	Thomas B. Barker
Title:	Chief Executive Officer

[Signature Page to West Underwriting Agreement]

Very truly yours,

THOMAS H. LEE EQUITY FUND VI, L.P.
THOMAS H. LEE PARALLEL FUND VI, L.P.
THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
THL EQUITY FUND VI INVESTORS (WEST), L.P.
THL EQUITY FUND VI INVESTORS (WEST) HL, L.P.
By:	THL Equity Advisors VI, LLC, its general partner
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden

Name:	Charles P. Holden
Title:	Managing Director

THL COINVESTMENT PARTNERS, L.P.
By:	Thomas H. Lee Partners, L.P., its sole general partner
By:	Thomas H. Lee Advisors, LLC, its general partner
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden

Name:	Charles P. Holden
Title:	Managing Director

PUTNAM INVESTMENT HOLDINGS, LLC
By:	Putnam Investments, LLC, its managing member
By:	Thomas H. Lee Advisors, LLC, its attorney-in-fact
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden

Name:	Charles P. Holden
Title:	Managing Director

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III LLC
By:	Putnam Investment Holdings, LLC, its managing member
By:	Putnam Investments, LLC, its managing member
By:	Thomas H. Lee Advisors, LLC, its attorney-in-fact
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden

Name:	Charles P. Holden
Title:	Managing Director

[Signature Page to Underwriting Agreement]

Very truly yours,

QUADRANGLE CAPITAL PARTNERS II LP
QUADRANGLE SELECT PARTNERS II LP
QUADRANGLE CAPITAL PARTNERS II-A LP

By:	Quadrangle GP Investors II LP, its general partner
By:	QCP GP Investors II LLC, its general partner

By:	/s/ Michael Huber

Name:	Michael Huber
Title:	President and Managing Principal

[Signature Page to Underwriting Agreement]

Accepted as of the date of this Agreement:

MORGAN STANLEY & CO. LLC

By:	/s/ Rizvan Dhalla

Name:	Rizvan Dhalla
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Stockholders	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Thomas H. Lee Equity Fund VI, L.P.	2,401,332	2,761,532

Thomas H. Lee Parallel Fund VI, L.P.	1,626,054	1,869,962

Thomas H. Lee Parallel (DT) Fund VI, L.P.	284,039	326,645

THL Equity Fund VI Investors (West), L.P.	1,261,110	1,450,276

THL Equity Fund VI Investors (West) HL, L.P.	192,904	221,840

THL Coinvestment Partners, L.P.	4,405	5,066

Putnam Investment Holdings, LLC	12,256	14,094

Putnam Investments Employees’ Securities Company III LLC	12,251	14,089

Quadrangle Capital Partners II LP	1,055,161	1,213,435

Quadrangle Select Partners II LP	28,308	32,554

Quadrangle Capital Partners II-A LP	122,180	140,507

Total	7,000,000	8,050,000

S-II

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b) Additional documents incorporated by reference

None.

(c) Information other than the Preliminary Prospectus that comprise the Pricing Disclosure Package

The public offering price per Share is $30.75.

The underwriting discount per Share is $0.39.

S-III

SCHEDULE III

Significant Subsidiaries

•	Intercall, Inc.*

•	Intrado Inc.*

•	Intercall Europe SAS*

•	Intercall Conferencing Services Limited*

*	indicates a “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Act)

S-IV-1

SCHEDULE IV

List of parties signing lock-ups with address for notice for each pursuant to Section 14

Name	Address

Directors and Executive Officers:	c/o West Corporation
1. Thomas B. Barker	11808 Miracle Hills Drive
2. Nancee R. Berger	Omaha, Nebraska 68154
3. Rodney J. Kempkes	Facsimile: (402) 963-1211
4. Jan D. Madsen
5. David C. Mussman
6. David J. Treinen
7. Lee Adrean
8. Anthony J. DiNovi
9. Paul R. Garcia
10. Laura A. Grattan
11. Michael A. Huber
12. Soren L. Oberg
13. Gregory T. Sloma

Founders:	West Partners
14. Gary West CRT1 LLC	5796 Armada Dr., #300
15. Gary West CRT2 LLC	Carlsbad, CA 92008
16. Gary West CRT3 LLC	Attn: Matthew D. Maser
17. Gary West CRT4 LLC
18. Gary West CRT5 LLC
19. Mary West CRT1 LLC
20. Mary West CRT2 LLC
21. Mary West CRT3 LLC
22. Mary West CRT4 LLC
23. Mary West CRT5 LLC

THL Selling Stockholders:	Thomas H. Lee Partners,
24. Thomas H. Lee Equity Fund VI, L.P.	100 Federal Street
25. Thomas H. Lee Parallel Fund VI, L.P.	Boston, MA 02110
26. Thomas H. Lee Parallel (DT) Fund VI, L.P.	Attn: Anthony DiNovi & Soren Oberg
27. THL Equity Fund VI Investors (West), L.P.
28. THL Equity Fund VI Investors (West) HL, L.P.	Copy to:
29. THL Coinvestment Partners, L.P.	Weil, Gotshal & Manges LLP
30. Putnam Investment Holdings, LLC	767 Fifth Avenue
31. Putnam Investments Employees’ Securities Company III LLC	New York, NY 10153 Attn: Alexander D. Lynch

Quadrangle Selling Stockholders:	Quadrangle Group LLC
32. Quadrangle Capital Partners II LP	1065 Avenue of the Americas
33. Quadrangle Select Partners II LP

S-V-1

34. Quadrangle Capital Partners II-A LP	New York, NY 10018
Attn: David Chorney & Jingjiao Zhang

Copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Raphael M. Russo

S-V-2

ANNEX I

FORM OF OPINION OF SIDLEY AUSTIN LLP

A-I

ANNEX II

FORM OF OPINION OF DAVID C. MUSSMAN

A-II